Exhibit 4.16
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.

1st AMENDMENT TO THE AGREEMENT ENTERED INTO ON NOVEMBER 10, 2021
MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA., headquartered in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 14.171, Rochaverá Corporate Plaza, Torre C –Edifício Crystal Tower -20º andar, enrolled with the Brazilian Corporate Taxpayers’ Registry under No. [*****] (“MASTERCARD BRASIL”); and
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., a corporation headquartered in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima No. 1,384, 4º andar, parte A, Jardim Paulistano, CEP 01.451-001, enrolled with the CNPJ/MF under No. [*****], (“CLIENT”)
WHEREAS:
•The Parties entered into an agreement on November 10, 2021 providing for the grant of funds for reimbursement of expenditures with the courses of Mastercard Academy or implementation of CI tools (“Agreement”);
•The Parties wish to extend the period to use said funds, provided in section “1.a” of the Agreement, which formerly was 12/31/2021 and now is 12/31/2022;
The Parties decided to enter into this 1st Amendment Instrument to the Agreement (1st Amendment), pursuant to the provisions below:
1.AMENDMENTS
1.1.A Section “1.a” of the Agreement shall be effective with the following wording:
a)Incentive for Support in Training or Implementation of CI Tools. - During the effectiveness hereof and provided that the conditions established herein are met, MASTERCARD BRASIL shall reimburse the CLIENT, [*****], with the amounts disbursed to develop the Mastercard Academy courses or to implement CI tools.
The CLIENT must spend the Incentive on Mastercard Academy and training events with the purpose of preparing the CLIENTS’ employees and channels for Mastercard products and the regular development of the employee teams responsible for the CLIENT’s business or on the implementation of CI tool. In the event of Annual Support for Training, the Incentive shall cover [*****]. Any training or course event to be scheduled and conducted by any other entity, using the resources of this Incentive, shall be permitted upon prior approval from MASTERCARD BRASIL.
This Incentive must be used by [*****], and the projects/trainings must be carried out until that date.
1.2. Section “3.1” of the Agreement shall be effective with the following wording:
3.1. The Agreement will come into effect on the date it is executed until December 31, 2022, provided that the obligations set forth in Sections 4 (“Confidentiality”) and Section 7 (“General Conditions of the Agreement”) hereof shall survive until the date of execution hereof and after this agreement is ended or terminated.

2.Ratification of other contractual provisions.
The Parties ratify all the provisions in the Agreement that were not expressly changed by this 1st Amendment, which remain effective and valid for all legal purposes.
3.Electronic Signature.
The Parties agree that this 1st Amendment may be electronically signed, pursuant to legislation in force, provided that all legal requirements for said signature are met, and the Parties represent, for all and any legal purposes, that they are aware and have agreed to electronically execute this 1st Amendment using electronic signature.
IN WITNESS WHEREOF, the Parties execute this Agreement, by their legal representatives, in two (2) counterparts, same in content and form, in the presence of two witnesses, for all legal purposes, binding upon their represented parties and any successors or assignees thereof.

São Paulo, Tuesday, November 1, 2022.

PagSeguro Internet Instituição de Pagamento S.A	PagSeguro Internet Instituição de Pagamento S.A

Full Name:	Full Name:
Title:	Title:

Mastercard Brasil Soluções de Pagamento Ltda	Mastercard Brasil Soluções de Pagamento Ltda

Full Name:	Full Name:
Title:	Title:

WITNESSES:

1.	2.
Name:	Name:
ID:	ID: